UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2017

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

           On August 10, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $130,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has maturity date of October 1, 2017, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the obligation of the Company pursuant to the Note.

Item 3.02
Unregistered Sales of Equity Securities

As stated in Item 1.01 above, which information is hereby incorporated herein by this reference, effective as of July 11, 2017, the Company sold the Note to the Daniel Jonathan Blech Trust DTD 9/01/2005. The Company received proceeds of $130,000 under the Note.

The Note was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration contained in Section 4(2) of the Act. The Note and the shares of Common Stock issuable upon the conversion of the Note may not be reoffered or sold in the United States by the holder in the absence of an effective registration statement or exemption from the registration requirements of the Act.

The Company intends to use the proceeds from the sale of the Note for working capital and general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Luke Wallace
Dated: August 14, 2017	By:	Luke Wallce
Chief Executive Officer